Exhibit 99.1

Okta Announces Strong Second Quarter Financial Results

•	Q2 revenue grew 49% year-over-year; subscription revenue grew 51% year-over-year

•	GAAP operating margin improved 10 percentage points year-over-year; Non-GAAP operating margin improved 13 percentage points year-over-year

•	Named a Leader and placed highest for ability to execute and furthest for completeness of vision in the 2019 Gartner Magic Quadrant for Access Management*

SAN FRANCISCO – August 28, 2019 – Okta, Inc. (NASDAQ: OKTA), the leading independent provider of identity for the enterprise, today announced financial results for its second quarter ended July 31, 2019.

"We had another exceptional quarter with strong growth in subscription revenue, billings, and remaining performance obligation," said Todd McKinnon, Chief Executive Officer and co-founder of Okta. "Identity plays a foundational role as organizations look to adopt more cloud technologies and accelerate their businesses' digital transformation in a highly secure and easy to use manner. The recent recognition we received from notable industry research providers further validates our view that Okta has become the identity standard for organizations worldwide ranging from fast-growing businesses to the world's largest organizations. Our success is achieved by helping these organizations with their mission-critical initiatives with our growing platform of identity solutions. We couldn't be more excited about the tremendous market opportunity ahead of us.”

Second Quarter Fiscal 2020 Financial Highlights:

•	Revenue: Total revenue was $140.5 million, an increase of 49% year-over-year. Subscription revenue was $132.5 million, an increase of 51% year-over-year.

•	Calculated Billings: Total calculated billings were $155.8 million, an increase of 42% year-over-year.

•
Operating Loss: GAAP operating loss was $43.6 million, or 31.0% of total revenue, compared to $38.4 million, or 40.6% of total revenue, in the second quarter of fiscal 2019. Non-GAAP operating loss was $9.9 million, or 7.1% of total revenue, compared to $19.2 million, or 20.3% of total revenue, in the second quarter of fiscal 2019.

•
Net Loss: GAAP net loss was $43.0 million, compared to $39.2 million in the second quarter of fiscal 2019. GAAP net loss per share was $0.37, compared to $0.37 in the second quarter of fiscal 2019. Non-GAAP net loss was $5.5 million, compared to $16.4 million in the second quarter of fiscal 2019. Non-GAAP net loss per share was $0.05, compared to $0.15 in the second quarter of fiscal 2019.

•
Cash Flow: Net cash used in operations was $1.1 million, or 0.8% of total revenue, compared to net cash used in operations of $5.3 million, or 5.6% of total revenue, in the second quarter of fiscal 2019. Free cash flow was negative $4.3 million, or 3.1% of total revenue, compared to negative $11.3 million, or 12.0% of total revenue, in the second quarter of fiscal 2019.

•	Cash, cash equivalents, and short-term investments were $557.5 million as of July 31, 2019.

•
Remaining Performance Obligation (RPO): Total RPO was $913.6 million, an increase of 68% year-over-year. Current RPO, which is RPO expected to be recognized over the next 12 months, grew 52% compared to the second quarter of fiscal 2019, and represented 50% of total RPO.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information are contained in the tables below.

Financial Outlook:
For the third quarter of fiscal 2020, the Company currently expects:

•	Total revenue of $143 million to $144 million, representing a growth rate of 35% to 36% year-over-year

•	Non-GAAP operating loss of $17.5 to $16.5 million

•	Non-GAAP net loss per share of $0.13 to $0.12, assuming shares outstanding of approximately 117 million

For the full year fiscal 2020, the Company expects:

•	Total revenue of $560 to $563 million, representing a growth rate of 40% to 41% year-over-year

•	Non-GAAP operating loss of $64.0 to $62.0 million

•	Non-GAAP net loss per share of $0.44 to $0.42, assuming shares outstanding of approximately 116 million

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Okta has not reconciled its expectations as to non-GAAP operating loss and non-GAAP net loss per share to their most directly comparable GAAP measure because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP operating loss and non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information:
Okta will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on August 28, 2019. The news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the conference call. Interested parties can access the call by dialing (800) 458-4121 or (323) 794-2093 and using the passcode 5055242.
A live webcast of the conference call will be accessible from the Okta investor relations website at investor.okta.com.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow, current calculated billings and calculated billings. Certain of these non-GAAP financial measures exclude stock-based compensation, amortization of debt discount, charitable contributions, amortization of intangible assets and acquisition-related expenses.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Okta’s control. Okta’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company's filings and reports with the Securities and Exchange Commission (SEC), including our Form 10-Q for the fiscal quarter ended April 30, 2019, as well as other filings and reports that may be filed by the Company from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our products may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; assertions by third parties that we violate their intellectual property rights could substantially harm our business; any unreleased products, features or functionality referenced in this or other presentations, press releases or public statements are not currently available and may not be delivered on time or at all; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could harm our reputation, create additional liability and adversely impact our financial results; the risk of interruptions or performance problems, including a service outage, associated with our technology; intense competition in our market; weakened global economic conditions may adversely affect our industry; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to successfully identify and integrate acquisitions, strategic investments, partnerships or alliances; our ability to pay off our convertible senior notes when due; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Okta’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Okta undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Okta’s views as of any date subsequent to the date of this press release.

Gartner Disclaimer
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

*Gartner, Magic Quadrant for Access Management, Michael Kelley, Abhyuday Data, Henrique Teixeira, 12 August 2019

About Okta
Okta is the leading independent provider of identity for the enterprise. The Okta Identity Cloud enables organizations to securely connect the right people to the right technologies at the right time. With over 6,000 pre-built integrations to applications and infrastructure providers, Okta customers can easily and securely use the best technologies for their business. Over 7,000 organizations, including 20th Century Fox, JetBlue, Nordstrom, Slack, Teach for America and Twilio, trust Okta to help protect the identities of their workforces and customers.

Investor Contact:
Dave Gennarelli
investor@okta.com
415-699-0143

Media Contact:
Lindsay Life
press@okta.com
415-463-1560

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018

Revenue:
Subscription	$132,494	$87,854	$249,657	$164,695
Professional services and other	7,986	6,732	16,046	13,512
Total revenue	140,480	94,586	265,703	178,207
Cost of revenue:
Subscription (1)	27,917	19,211	52,457	35,543
Professional services and other (1)	10,863	9,017	21,418	16,792
Total cost of revenue	38,780	28,228	73,875	52,335
Gross profit	101,700	66,358	191,828	125,872
Operating expenses:
Research and development (1)	40,045	24,829	74,077	44,758
Sales and marketing (1)	78,385	59,004	160,497	108,497
General and administrative (1)	26,887	20,955	52,653	36,025
Total operating expenses	145,317	104,788	287,227	189,280
Operating loss	(43,617)	(38,430)	(95,399)	(63,408)
Interest expense	(4,304)	(4,058)	(8,545)	(6,775)
Other income, net	3,464	2,296	6,364	3,798
Loss before benefit from income taxes	(44,457)	(40,192)	(97,580)	(66,385)
Benefit from income taxes	(1,477)	(985)	(2,634)	(1,216)
Net loss	$(42,980)	$(39,207)	$(94,946)	$(65,169)

Net loss per share, basic and diluted	$(0.37)	$(0.37)	$(0.83)	$(0.62)

Weighted-average shares used to compute net loss per share, basic and diluted	115,033	106,702	114,042	105,475

___________________________________

(1)	Amounts include share-based compensation expense as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018

Cost of subscription revenue	$3,111	$1,901	$5,533	$3,430
Cost of professional services and other revenue	1,873	1,083	3,392	1,972
Research and development	9,082	5,272	15,428	9,485
Sales and marketing	9,236	5,471	16,022	9,624
General and administrative	7,972	4,495	13,584	7,846
Total share-based compensation expense	$31,274	$18,222	$53,959	$32,357

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands) (unaudited)

	July 31, 2019	January 31, 2019
		As Adjusted (1)
Assets
Current assets:
Cash and cash equivalents	$206,753	$298,394
Short-term investments	350,712	265,374
Accounts receivable, net of allowances of $1,331 and $2,098	87,851	91,926
Deferred commissions	27,062	24,185
Prepaid expenses and other current assets	24,642	28,237
Total current assets	697,020	708,116
Property and equipment, net	51,858	52,921
Operating lease right-of-use assets	116,706	121,389
Deferred commissions, noncurrent	59,560	54,812
Intangible assets, net	34,712	13,897
Goodwill	47,964	18,089
Other assets	18,990	15,089
Total assets	$1,026,810	$984,313
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,492	$2,431
Accrued expenses and other current liabilities	31,843	33,653
Accrued compensation	21,869	19,770
Convertible senior notes, net	279,741	271,628
Deferred revenue	283,724	245,622
Total current liabilities	620,669	573,104
Operating lease liabilities, noncurrent	143,706	147,046
Deferred revenue, noncurrent	7,469	8,768
Other liabilities, noncurrent	4,241	3,018
Total liabilities	776,085	731,936
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	11	10
Class B common stock	1	1
Additional paid-in capital	839,523	744,896
Accumulated other comprehensive loss	(1,653)	(319)
Accumulated deficit	(587,157)	(492,211)
Total stockholders’ equity	250,725	252,377
Total liabilities and stockholders’ equity	$1,026,810	$984,313
(1)The condensed consolidated balance sheet for the prior period has been adjusted to reflect the adoption of ASC 842.

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended July 31,
	2019	2018
		As Adjusted (1)
Cash flows from operating activities:
Net loss	$(94,946)	$(65,169)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	53,959	32,357
Depreciation, amortization and accretion	7,916	3,699
Amortization of debt discount and issuance costs	8,113	6,413
Amortization of deferred commissions	13,192	9,613
Deferred income taxes	(3,057)	(1,575)
Non-cash charitable contributions	652	1,008
Other	84	18
Changes in operating assets and liabilities:
Accounts receivable	4,459	(7,240)
Deferred commissions	(21,372)	(14,240)
Prepaid expenses and other assets	1,534	622
Operating lease right-of-use assets	6,189	7,540
Accounts payable	1,368	767
Accrued compensation	4,717	498
Accrued expenses and other liabilities	1,304	2,061
Operating lease liabilities	(159)	(4,554)
Deferred revenue	36,175	26,811
Net cash provided by (used in) operating activities	20,128	(1,371)
Cash flows from investing activities:
Capitalization of internal-use software costs	(1,330)	(1,725)
Purchases of property and equipment	(9,917)	(9,790)
Purchases of securities available for sale and other	(237,693)	(320,018)
Proceeds from maturities of securities available for sale	136,344	79,500
Proceeds from sales of securities available for sale and other	17,329	—
Purchases of intangible assets	(8,500)	—
Payments for business acquisition, net of cash acquired	(44,223)	(15,638)
Net cash used in investing activities	(147,990)	(267,671)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	334,980
Purchase of convertible senior notes hedge	—	(80,040)
Proceeds from issuance of warrants related to convertible notes	—	52,440
Proceeds from stock option exercises, net of repurchases	27,453	21,055
Proceeds from shares issued in connection with employee stock purchase plan	9,005	6,654
Other, net	(126)	(206)
Net cash provided by financing activities	36,332	334,883
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	(1,187)	(632)
Net increase (decrease) in cash, cash equivalents and restricted cash	(92,717)	65,209
Cash, cash equivalents and restricted cash at beginning of period	311,215	136,233
Cash, cash equivalents and restricted cash at end of period	$218,498	$201,442

(1)	The condensed consolidated statement of cash flows for the prior period has been adjusted to reflect the adoption of ASC 842.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31, 2019
	GAAP	Stock-based compensation	Charitable contributions	Amortization of acquired intangibles	Amortization of debt discount	Non-GAAP
Cost of revenue:
Cost of subscription services	$27,917	$(3,111)	$—	$(1,785)	$—	$23,021
Cost of professional services	10,863	(1,873)	—	—	—	8,990
Gross profit	101,700	4,984	—	1,785	—	108,469
Gross margin	72.4%	3.5%	—	1.3%	—%	77.2%
Operating expenses:
Research and development	40,045	(9,082)	—	—	—	30,963
Sales and marketing	78,385	(9,236)	—	—	—	69,149
General and administrative	26,887	(7,972)	(652)	—	—	18,263
Operating loss	(43,617)	31,274	652	1,785	—	(9,906)
Operating margin	(31.0)%	22.2%	0.4%	1.3%	—%	(7.1)%
Interest expense	(4,304)	—	—	—	3,759	(545)
Net loss	$(42,980)	$31,274	$652	$1,785	$3,759	$(5,510)
Net loss per share (1)	$(0.37)	$0.27	$0.01	$0.01	$0.03	$(0.05)

(1)	GAAP and Non-GAAP net loss per common share calculated based upon 115,033 basic and diluted weighted-average shares of common stock.

	Three Months Ended July 31, 2018
	GAAP	Stock-based compensation	Charitable contributions	Amortization of debt discount	Non-GAAP
Cost of revenue:
Cost of subscription services	$19,211	$(1,901)	$—	$—	$17,310
Cost of professional services	9,017	(1,083)	—	—	7,934
Gross profit	66,358	2,984	—	—	69,342
Gross margin	70.2%	3.1%	—	—	73.3%
Operating expenses:
Research and development	24,829	(5,272)	—	—	19,557
Sales and marketing	59,004	(5,471)	—	—	53,533
General and administrative	20,955	(4,495)	(1,008)	—	15,452
Operating loss	(38,430)	18,222	1,008	—	(19,200)
Operating margin	(40.6)%	19.3%	1.1%	—	(20.3)%
Interest expense	(4,058)	—	—	3,554	(504)
Net loss	$(39,207)	$18,222	$1,008	$3,554	$(16,423)
Net loss per share (1)	$(0.37)	$0.17	$0.01	$0.04	$(0.15)

(1)	GAAP and Non-GAAP net loss per common share calculated based upon 106,702 basic and diluted weighted-average shares of common stock.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Six Months Ended July 31, 2019
	GAAP	Stock-based compensation	Charitable contributions	Amortization of acquired intangibles	Amortization of debt discount	Acquisition- related expenses	Non-GAAP
Cost of revenue:
Cost of subscription services	$52,457	$(5,533)	$—	$(2,548)	$—	$—	$44,376
Cost of professional services	21,418	(3,392)	—	—	—	—	18,026
Gross profit	191,828	8,925	—	2,548	—	—	203,301
Gross margin	72.2%	3.3%	—%	1.0%	—%	—%	76.5%
Operating expenses:
Research and development	74,077	(15,428)	—	—	—	—	58,649
Sales and marketing	160,497	(16,022)	—	—	—	—	144,475
General and administrative	52,653	(13,584)	(652)	—	—	(3,449)	34,968
Operating loss	(95,399)	53,959	652	2,548	—	3,449	(34,791)
Operating margin	(35.9)%	20.3%	0.2%	1.0%	—%	1.3%	(13.1)%
Interest expense	(8,545)	—	—	—	7,465	—	(1,080)
Net loss	$(94,946)	$53,959	$652	$2,548	$7,465	$3,449	$(26,873)
Net loss per share (1)	$(0.83)	$0.47	$0.01	$0.02	$0.06	$0.03	$(0.24)

(1)	GAAP and Non-GAAP net loss per common share calculated based upon 114,042 basic and diluted weighted-average shares of common stock.

	Six Months Ended July 31, 2018
	GAAP	Stock-based compensation	Charitable contributions	Amortization of debt discount	Non-GAAP
Cost of revenue:
Cost of subscription services	$35,543	$(3,430)	$—	$—	$32,113
Cost of professional services	16,792	(1,972)	—	—	14,820
Gross profit	125,872	5,402	—	—	131,274
Gross margin	70.6%	3.1%	—%	—%	73.7%
Operating expenses:
Research and development	44,758	(9,485)	—	—	35,273
Sales and marketing	108,497	(9,624)	—	—	98,873
General and administrative	36,025	(7,846)	(1,008)	—	27,171
Operating loss	(63,408)	32,357	1,008	—	(30,043)
Operating margin	(35.6)%	18.2%	0.5%	—%	(16.9)%
Interest expense	(6,775)	—	—	5,935	(840)
Net loss	$(65,169)	$32,357	$1,008	$5,935	$(25,869)
Net loss per share (1)	$(0.62)	$0.31	$0.01	$0.05	$(0.25)

(1)	GAAP and Non-GAAP net loss per common share calculated based upon 105,475 basic and diluted weighted-average shares of common stock.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(dollars in thousands)
(unaudited)

Free Cash Flow
	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Net cash provided by (used in) operating activities	$(1,134)	$(5,343)	$20,128	$(1,371)
Less:
Purchases of property and equipment	(2,207)	(5,313)	(9,917)	(9,790)
Capitalization of internal-use software costs	(961)	(674)	(1,330)	(1,725)
Free Cash Flow	$(4,302)	$(11,330)	$8,881	$(12,886)
Net cash provided by (used in) investing activities	$(22,383)	$(28,729)	$(147,990)	$(267,671)
Net cash provided by financing activities	23,070	15,438	36,332	334,883
Free cash flow margin	(3.1)%	(12.0)%	3.3%	(7.2)%

Calculated Billings
	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018 (1)
Total revenue	$140,480	$94,586	$265,703	$178,207
Add:
Unbilled receivables, current (beginning of period)	799	1,619	1,457	809
Deferred revenue, current (end of period)	283,724	186,427	283,724	186,427
Less:
Unbilled receivables, current (end of period)	(1,004)	(818)	(1,004)	(818)
Deferred revenue, current (beginning of period)	(268,033)	(173,548)	(245,622)	(159,816)
Current calculated billings	155,966	108,266	304,258	204,809
Add:
Deferred revenue, noncurrent (end of period)	7,469	5,471	7,469	5,471
Less:
Deferred revenue, noncurrent (beginning of period)	(7,671)	(4,346)	(8,768)	(4,963)
Calculated billings	$155,764	$109,391	$302,959	$205,317